Exhibit 99.2

BROADWIND ENERGY INC.

INDEX TO (UNAUDITED) RESTATED PRO-FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Restated Pro-Forma Financial Information	D-2

Restated Pro-Forma Combined Condensed Balance Sheet (Unaudited) - September 30, 2007	D-3

Restated Pro-Forma Combined Condensed Statement of Operations (Unaudited) For the nine-months ended September 30, 2007	D-4

Restated Pro-Forma Combined Condensed Statement of Operations (Unaudited) For the year ended December 31, 2006	D-5

Restated Notes to (Unaudited) Pro-Forma Combined Condensed Financial Statements	D-6

BROADWIND ENERGY INC.

(UNAUDITED) RESTATED PRO-FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The accompanying (unaudited) restated pro-forma combined condensed financial statements present the historical financial information of Tower Tech Holdings Inc., now Broadwind Energy, Inc. (“Broadwind”), as adjusted for the purchase of Brad Foote Gear Works, Inc. (“Brad Foote”).  For financial reporting purposes, the business combination is to be accounted for with Broadwind as the acquirer.

The accompanying (unaudited) restated pro-forma combined condensed balance sheet presents the historical financial information of Broadwind as of September 30, 2007, as adjusted for the purchase of Brad Foote, accounted for as a business combination.

The accompanying (unaudited) restated pro-forma combined condensed statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006, combine the restated historical financial information of Brad Foote for the nine months ended September 30, 2007 and the year ended December 31, 2006 with the historical information of Broadwind for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively, as if the acquisition had occurred on January 1, 2006.

The (unaudited) restated pro-forma combined condensed financial statements have been prepared by management, based on the historical financial statements of Broadwind and Brad Foote.  These (unaudited) restated pro-forma combined condensed financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.  The (unaudited) restated pro-forma combined condensed financial statements should be read in conjunction with the historical financial statements of Broadwind for the nine months ended September 30, 2007 and the year ended December 31, 2006, and with the historical financial statements of Brad Foote for the nine months ended September 30, 2007 and the year ended December 31, 2006.

BROADWIND ENERGY INC.

RESTATED PRO-FORMA COMBINED CONDENSED BALANCE SHEETS (UNAUDITED)

AS OF SEPTEMBER 30, 2007

	(Restated)		(Restated)		(Restated)
	Brad Foote	Broadwind	Pro Forma		Pro Forma
	Gear Works, Inc.	Energy, Inc.	Adjustments	Notes	Combined

ASSETS
CURRENT ASSETS
Cash	$3,250	$7,392,312	$(64,392,072)	(1)
			74,999,997	(1)	$18,003,487
Accounts receivable, net	7,200,120	1,855,607			9,055,727
Inventories, net	12,679,891	600,995	862,000	(7)	14,142,886
Prepaid expenses	—	190,170			190,170
Other current assets	658,953	2,188			661,141

Total current assets	20,542,214	10,041,272			42,053,411

Property and equipment:
Land	948,710	—			948,710
Buildings, machinery and equipment	39,337,751	7,650,723	6,587,551	(1)	53,576,025
Office equipment	—	52,200			52,200
Leasehold improvements	1,053,562	779,915	(74,574)	(1)	1,758,903

Total property and equipment	41,340,023	8,482,838			56,335,838
Less accumulated depreciation	13,831,674	956,327	(13,831,674)	(1)	956,327

Net property and equipment	27,508,349	7,526,511			55,379,511

Other assets
Restricted cash	—	500,000			500,000
Bond issuance fees, net	—	3,053			3,053
Other non-current assets	163,122	611,378	(438,928)	(6)	335,572
Intangible assets	—	—	83,537,000	(1)	83,537,000
Goodwill	—	—	26,146,129	(1)	26,146,129

Total other assets	163,122	1,114,431			110,521,754

TOTAL ASSETS	$48,213,685	$18,682,214			$207,954,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$10,013,551	$8,700			$10,022,251
Current portion of capital lease obligations	138,094	110,000			248,094
Checks drawn in excess of bank balance	6,589,999	—			6,589,999
Accounts payable	6,319,534	2,006,747			8,326,281
Accounts payable - related party	—	3,081			3,081
Accrued liabilities	2,722,170	576,699	5,782,000	(1)	9,080,869
Customer deposits	203,499	1,716,813			1,920,312

Total current liabilities	25,986,847	4,422,040			36,190,887

LONG-TERM LIABILITIES
Interest rate swaps	233,897	—			233,897
Long-term debt, net of current maturities	17,516,061	359,296	24,999,997	(2)	42,875,354
Capital lease obligations, net of current portion	289,407	625,902			915,309

Total long-term liabilities	18,039,365	985,198			44,024,560

TOTAL LIABILITIES	44,026,212	5,407,238			80,215,447

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock	1,000	47,724	(1,000)	(1)
			16,036	(1)
			12,500	(2)	76,260
Additional paid in capital	1,781,685	18,493,448	(1,781,685)	(1)
			64,129,764	(1)
			49,987,500	(2)	132,610,712
Interest in Variable Interest Entity	318,453	—			318,453
Retained earnings (accumulated deficit)	2,086,335	(5,266,196)	(2,086,335)	(1)	(5,266,196)

Total stockholders’ equity	4,187,473	13,274,976			127,739,229

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$48,213,685	$18,682,214			$207,954,676

See notes to the pro-forma combined condensed financial statements

BROADWIND ENERGY INC.

RESTATED PRO-FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2007

	(Restated)		(Restated)		(Restated)
	Brad Foote	Broadwind	Pro-Forma		Pro-Forma
	Gear Works, Inc.	Energy, Inc.	Adjustments	Notes	Combined

Net sales	$55,910,426	$7,984,520			$63,894,946

Cost of sales	47,692,754	4,888,010	$705,226	(3)	53,285,990

Gross profit	8,217,672	3,096,510			10,608,956

Product development	—	2,063			2,063
Selling, general and administrative expenses	10,021,911	1,903,532	6,057,821	(4)	17,983,264

Total operating expenses	10,021,911	1,905,595			17,985,327

Operating (loss) income	(1,804,239)	1,190,915			(7,376,371)

Other income (expense)
Other expense, net	10,192	—			10,192
Loss relating to Variable Interest Entity	(26,547)	—			(26,547)
Interest income	—	275,156			275,156
Interest expense	(999,608)	(122,401)	(1,781,250)	(5)	(2,903,259)

Other (expense) income, net	(1,015,963)	152,755			(2,644,458)

(Loss) income before taxes	(2,820,202)	1,343,670			(10,020,829)

Provision for income taxes	—	—			—

Net (loss) income	$(2,820,202)	$1,343,670			$(10,020,829)

Loss per share					$(0.14)

Weighted average shares outstanding:
Basic and diluted					$73,505,545

See notes to the pro-forma combined condensed financial statements

BROADWIND ENERGY INC.

RESTATED PRO-FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2006

	(Restated)		(Restated)		(Restated)
	Brad Foote	Tower Tech	Pro-Forma		Pro-Forma
	Gear Works, Inc.	Holdings Inc.	Adjustments	Notes	Combined

Net sales	$60,185,545	$4,022,854			$64,208,399

Cost of sales	43,415,769	4,822,449	$940,302	(3)
			862,000	(7)	50,040,520

Gross profit (loss)	16,769,776	(799,595)			14,167,879

Selling general and administrative expenses	11,749,814	1,521,932	8,098,928	(4)	21,370,674

Total operating expenses	11,749,814	1,521,932			21,370,674

Operating income (loss)	5,019,962	(2,321,527)			(7,202,795)

Other income (expense)
Realized loss on foreign currency transactions	—	(3,083)			(3,083)
Interest expense	(883,439)	(410,873)	(2,375,000)	(5)	(3,669,312)

Other expense, net	(883,439)	(413,956)			(3,672,395)

Income (loss) before taxes	4,136,523	(2,735,483)			(10,875,190)

Provision for income taxes	—	—			—

Net income (loss)	$4,136,523	$(2,735,483)			$(10,875,190)

Loss per share					$(0.17)

Weighted average shares outstanding:
Basic and diluted					62,307,768

See notes to the pro-forma combined condensed financial statements

BROADWIND ENERGY INC.

RESTATED NOTES TO THE PRO-FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 - Basis of Presentation

The accompanying unaudited restated pro-forma combined condensed financial statements are presented to reflect the acquisition of Brad Foot Gear Works, Inc. (“Brad Foote”) by Tower Tech Holdings Inc., now Broadwind Energy Inc. (“Broadwind”), with the operations of Broadwind being the continuing operations of the combined entities.

The accompanying restated unaudited pro-forma combined condensed balance sheet as of September 30, 2007 has been prepared to give effect to the acquisition of Brad Foote by Broadwind as if the acquisition occurred on September 30, 2007.  The historical financial statements prior to September 30, 2007 are those of Broadwind.  The accompanying restated unaudited pro-forma combined condensed statement of operations combines the historical operations of Broadwind for the nine months ended September 30, 2007 and year ended December 31, 2006, as if the acquisition had occurred on January 1, 2006.

Note 2 - Pro-forma adjustments

The restated unaudited pro-forma combined condensed financial statements reflect the following pro-forma adjustments:

(1)           Broadwind purchased 100% of the outstanding capital stock of Brad Foote for $134,074,000.

In accordance with the provisions of Statement of Financial Accounting Standards No. 141, Business Combinations, (“SFAS 141”) the purchase consideration of $134,074,000 and $685,000 of acquisition costs have been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition.  The fair values were determined using an independent third party appraisal firm.  Such allocations resulted in goodwill of $24,268,000.  The purchase consideration has been allocated as follows:

Property and equipment	$47,853,000
Current assets	22,077,000
Trade name	7,999,000
Customer list	75,538,000
Goodwill	24,268,000
Other noncurrent assets	163,000
Other current liabilities	(26,292,000)
Long-term liabilities	(16,847,000)
Total purchase consideration	$134,759,000

The total purchase consideration to the sellers was paid through a combination of cash and stock, and a sum for tax reimbursement:

Cash	$64,146,000
Stock	64,146,000
Tax reimbursement to stockholders	5,782,000	*
	$134,074,000

* To be paid directly to sellers at a later date, included in accrued liabilities as of the acquisition date.  This amount is meant to neutralize the tax consequences to the seller from a joint election under tax code section 338(h)(10)

(2)           In order to finance the purchase price, Broadwind completed a private placement of 12,500,000 shares of its unregistered common stock at $4.00 per share totaling $50,000,000 to the accredited investor Tontine Capital Partners, L.P.  In addition, Broadwind issued a 9.5% convertible note for approximately $25 million.

(3)           As a result of the purchase, depreciation has been increased related to the step-up in basis of property and equipment.

(4)           As a result of the purchase, amortization has been calculated for the intangible assets based on intangible lives ranging from nine to twenty years.

(5)           As a result of the purchase, interest expense has been increased for the long-term note to Tontine Capital Partners, L.P.  See note (2).

(6)           As a result of the purchase, prepaid acquisition costs that were included in the total purchase consideration have been reclassed.

(7)           As a result of the purchase, inventory basis has been stepped up in accordance with SFAS 141.